SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  August 20, 2004

TARGET RECEIVABLES CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation

1000 Nicollet Mall

31st Floor, Suite 3136

Minneapolis, Minnesota 55403

(612) 696-3102

(Address, including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Office)

Item 5:  Other Events

The Monthly Servicer’s Certificate for the Monthly Period ended July 31, 2004 and the Monthly Certificateholders’ Statement for the Monthly Period ended July 31, 2004, with respect to the Floating Rate Class A Asset Backed Certificates, Series 2002-1, and the Class B Asset Backed Certificates, Series 2002-1, issued by the Target Credit Card Master Trust (the “Trust”), were delivered to the Trustee on August 20, 2004, and the Monthly Certificateholders’ Statement will be distributed to Certificateholders on August 25, 2004.

The above described Monthly Servicer’s Certificate is filed as Exhibit 20.1 to this Report. The above described Monthly Certificateholders’ Statement is filed as Exhibit 20.2 to this Report.

On July 26, 2004 the Floating Rate Class A Asset Backed Certificates, Series 2001-1 were paid in full and all of the Class B Asset Backed Certificates, Series 2001-1 were held by Target Receivables Corporation which elected to terminate Series 2001-1 in accordance with the terms of the Pooling and Servicing Agreement.

The yield, charge-off and monthly payment rate information included in the Monthly Certificateholders’ Statement reflects the favorable, one-time impact of the removal of the Marshall Field’s and Mervyn’s accounts from the Trust.  Please refer to the 8-K filed by the Registrant on July 8, 2004 for further information on the account removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 20, 2004

TARGET RECEIVABLES CORPORATION

By:	/s/ Stephen C. Kowalke

Name:	Stephen C. Kowalke
Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

20.1	Series 2002-1 Monthly Servicer’s Certificate for the Monthly Period ended July 31, 2004.

20.2	Series 2002-1 Monthly Certificateholders’ Statement for the Monthly Period ended July 31, 2004.